As filed with the Securities and Exchange Commission is December 20, 1999.
                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           _________________________


                              BELL & HOWELL COMPANY
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                    36-3580106
    (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

                              5215 OLD ORCHARD ROAD
                           SKOKIE, ILLINOIS 60077-1076
                    (Address of Principal Executive Offices)

                              BELL & HOWELL COMPANY
                          NON-EMPLOYEE DIRECTORS' STOCK
                            OPTION COMPENSATION PLAN
                            (Full Title of the Plans)

                                TODD W. BUCHARDT
                          GENERAL COUNSEL AND SECRETARY
                              5215 OLD ORCHARD ROAD
                                SKOKIE, ILLINOIS
                     (Name and Address of Agent For Service)

                                 (847) 470-7100
          (Telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
      Title of                             Maximum       Maximum
     Securities           Amount          Offering      Aggregate     Amount of
        to be              to be            Price       Offering    Registration
    Registered        Registered(1)     Per Share(2)    Price(2)          Fee

--------------------------------------------------------------------------------
Common Stock, $.001    100,000 Shares     $29.90625    $2,990,625.00   $790.00
par share value

--------------------------------------------------------------------------------
1 An indeterminate number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 17, 1999.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this registration statement:

                  I. The Annual Report of Bell & Howell Company (the "Company") on Form 10-K for the year ended January 2, 1999, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (2) The Quarterly Report of the Company on Form 10-Q for the first quarter of Fiscal 1999 heretofore filed by the Company with the Commission pursuant to the 1934 Act.

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. The Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

                  The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of December, 1999.

                                           BELL & HOWELL COMPANY


                                           By:  /s/ James P. Roemer
                                               ---------------------------------
                                               James P. Roemer
                                               Chairman of the Board, President
                                               and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Roemer, Nils A. Johansson, and Stuart T. Lieberman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Bell & Howell Company) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of December, 1999.

            Signature                                  Title

    /s/ James P. Roemer                Chairman of the Board, President, Chief
       James P. Roemer                 Executive Officer and Director


    /s/ Nils A. Johansson              Executive Vice President, Chief Financial
      Nils A. Johansson                Officer and Director


    /s/ Stuart T. Lieberman            Vice President, Controller and Chief
     Stuart T. Lieberman               Accounting Officer

    /s/ David Bonderman                Director
       David Bonderman

    /s/ David G. Brown                 Director
       David G. Brown

    /s/ J. Taylor Crandall             Director
     J. Taylor Crandall

   /s/ Daniel L. Doctoroff             Director
     Daniel L. Doctoroff

  /s/ William E. Oberndorf             Director
    William E. Oberndorf

    /s/ Gary L. Roubos                 Director
       Gary L. Roubos

    /s/ John H. Scully                 Director
       John H. Scully

    /s/ William J. White               Director
      William J. White

                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                           Description
--------------                           -----------


      5          Opinion (including consent) of Todd W. Buchardt.

     23.1        Consent of KPMG Peat Marwick LLP.

      24         Power of Attorney (included on signature page).